Exhibit 2

00111 NUMÉRO-NUMBER	ACTIONS-SHARES

[GRAPHIC]	[GRAPHIC] CONSTITUÉE SOUS L'AUTORITÉ DE LA LOI CANADIENNE SUR LES SOCIÉTÉS PAR ACTIONS INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT

	CATÉGORIES A CLASS A	CUSIP 375916 10 3

LE CAPITAL SOCIAL AUTORISÉ DE LA SOCIÉTÉ EST CONSTITUÉ D'UN NOMBRE ILLIMITÉ D'ACTIONS DE CATÉGORIE A À DROIT DE VOTE SUBALTERNE ET D'UN NOMBRE ILLIMITÉ D'ACTIONS DE CATÉGORIE B À DROITS DE VOTE MULTIPLES.	THE AUTHORIZED SHARE CAPITAL OF THE CORPORATION CONSISTS OF AN UNLIMITED NUMBER OF CLASS A SUBORDINATE VOTING SHARES AND AN UNLIMITED NUMBER OF CLASS B MULTIPLE VOTING SHARES.

CECI ATTESTE QUE THIS CERTIFIES THAT	RESTRICTION DE TRANSPERT, LÉGENDE AU VERSO TRANSFER RECTRICTION, LEGEND ON REVERSE

SPECIMEN

est le détenteur inscrit de is the registered holder of
ACTIONS DE CATÉGORIE A À DROIT VOTE SUBALTERNE DU CAPITAL SOCIAL DE	CLASS A SUBORDINATE VOTING SHARES OF THE SHARE CAPITAL OF
GILDAN ACTIVEWEAR INC.

    Transférables dans les livres de la société seulement par le détenteur inscrit ou par son procureur dûment autorisé par écrit, sur remise de ce certifîcat dûment endossé sous réserve des exigences des lois régissant la société.
    Ce Certificat n'est valide que s'il est contresigne par l'agent des transferts et immatriculé par l'agent chargé de la tenue des registres de la société.
En foi de quoi, la société a fait signer ce certifîcat par ses dirigeants dûment autorisés.	Transferable on the books of the Corporation only by the registered holder thereof or his duly authorized attorney in writing, upon surrender of this certificate properly endorsed, subject to compliance with the requirements of the laws governing the Corporation.
    This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar of the Corporation.
In witness whereof, the Corporation has caused this certificate to be signed by its duly authorized officers.

Fait le/Dated

MONTREAL TORONTO	LE PRÉSIDENT DU CONSEIL ET CHEF DE LA DIRECTION	LE PRÉSIDENT ET CHEF DE L'EXPLOITATION
CONTRESIGNÉ ET IMMATRICULÉ — COUNTERSIGNED AND REGISTERED

 SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA — COMPUTERSHARE TRUST COMPANY OF CANADA

AGENT DES TRANSFERTS ET AGENT CHARGÉ DE LA TENUE DES REGISTRES TRANSFER AGENT AND REGISTRAR

 OU — OR COMPUTERSHARE TRUST COMPANY, INC.

CO-AGENT DES TRANSFERTS ET CO-AGENT CHARGÉ DE LA TENUE DES REGISTRES

CO-TRANSFER AGENT AND CO-REGISTRAR

PAR — BY:	"signed"	"signed"
DIRIGEANT AUTORISÉ — AUTHORIZED OFFICER

PAR — BY:	CHAIRMAN OF THE BOARD	PRESIDENT AND
DIRIGEANT AUTORISÉ — AUTHORIZED OFFICER	AND CHIEF EXECUTIVE OFFICER	CHIEF OPERATING OFFICER

TRANSFÉRABLE AU BUREAU PRINCIPAL DE SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA À MONTRÉAL ET À TORONTO (CANADA) OU À LA PRINCIPALE PLACE D'AFFAIRES DE COMPUTERSHARE TRUST COMPANY, INC. À NEW YORK (N.Y.)	TRANSFERABLE AT THE PRINCIPAL OFFICE OF COMPUTERSHARE TRUST COMPANY OF CANADA IN MONTREAL AND IN TORONTO, CANADA OR AT THE PRINCIPAL OFFICE OF COMPUTERSHARE TRUST COMPANY, INC. IN NEW YORK, N.Y.

Le présent certificat peut être présenté pour I'inscription du transfert d'actions qu'il représente aux principales places d'affaires de Société de fiducie Computershare du Canada à Montréal et Toronto (Canada) ou à la prinicpale place d'affaires de Computershare Trust Company, Inc. à New York, (N.Y.).	This certificate may be presented for the recording of the transfer of shares represented thereby at the principal offices of Computershare Trust Company of Canada in Montreal and Toronto (Canada) or at the principal office of Computershare Trust Company, Inc. in New York, N.Y.

Pour valeur reçue, le soussigné vend, cède et transfère par les prèsentes à	For value received, the undersigned hereby sells, assigns and transfers unto

S.V.P. ècrire en lettres moulées le nom et l'adresse du cessionnaire
Please print or type name and address of assignee

Numéro d'assurance sociale ou autre numéro d'identification* Social Insurance or other Identifying Number*

Code postal/Postal Code	Actions/Shares

S.V.P. écrire en lettres moulées le nom et l'adresse du cessionnaire
Please print or type name and address of assignee

Numéro d'assurance sociale ou autre numéro d'identification* Social Insurance or other identifying number*

Code postal/Postal Code	Actions/Shares

actions de catégorie A à droit de vote subalterne du capital social de Gildan Activewear Inc. représentées par ce certificat et constitue par les présentes	Class A Subordinate Voting Shares of the share capital of Gildan Activewear Inc. represented by this certificate, and does not hereby irrevocably constitute and appoint

son mandataire irrevocable, avec plein droit de délégation des pourvoirs conférés, pour le transfert desdites actions dans les registres de la société.	attorney to transfer the said shares on the books of the Corporation with full power of substitution in the premises.

Daté du / Dated

Signature

Important: Avant de signer, veuillez lire les instructions imprimées ci-dessous et vous y conformer en tous points.	Important: Before signing, please read and comply carefully with the requirements printed below.

Signature du cédant garantie par:
Signature of Transferor guaranteed by:

Instructions: La signature de l'actionnaire aux fins de cette cession doit correspondre exactement au nom inscrit au recto du cerificate sans aucun changement. La signature devra être garantie par une banque, une compagnie de fiducie ou un nembre d'une bourse dont la signature est connue au bureau des transferts.	Instructions: The signature of the shareholder to this assignement must correspond wth the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever. The siganture should be guaranteed by a bank or by a trust company, or by a member of a stock exchange, whose signature is known to the transfer office.
* INDIQUER LE NUMÉRO D'ASSURANCE SOCIALE OU AUTRE NUMÉRO D'IDENTIFICATION DU CESSIONNAIRE.	* PROVIDE SOCIAL INSURANCE OR OTHER INDENTIFYING NUMBER OF ASSIGNEE.

LA CATÈGORIE OU LA SÈRIE D'ACTIONS REPREÉSENTÉS PAR CE CERTIFICAT EST ASSORTIE DE DROITS, PRIVILÉGES, CONDITIONS ET RESTRICTIONS ET LA SOCIÉTÉ FORNIRA À TOUT ACTIONNAIRE, SUR DEMANDE ET SANS FRAIS, UNE COPIE DU TEXTE INTÉGRAL DES DROITS, PRIVILÈGES, CONDITIONS ET RESTRICTIONS ATTACHÉS À CHAQUE CATÉGORIE DES ACTIONS DONT L'EMISSION EST AUTORISÉE ET DANS LA MESURE FIXÉE PAR LES ADMINISTRATEURS, À CHAQUE SÉRIE, ET DE L'AUTORISATION DONNÈE AUX ADMINISTRATEURS DE FIXER LES DROITS, PRIVILÈGES, CONDITIONS ET RESTRICTIONS DES SÈRIES SUIVANTES.	THE CLASS OR SERIES OF SHARES REPRESENTED BY THIS CERTIFICATE HAS RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHED THERETO AND THE CORPORATION WILL FURNISH TO A SHAREHOLDER, ON DEMAND, WITHOUT CHARGE, A FULL COPY OF THE TEXT OF THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHED TO EACH CLASS OF SHARES AUTHORIZED TO BE ISSUED AND TO EACH SERIES INSOFAR AS THE SAME HAVE BEEN FIXED BY THE DIRECTORS AND OF THE AUTHORITY OF THE DIRECTORS TO FIX THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF SUBSEQUENT SERIES.

Until the Separation Time (as defined in the Rights Agreement referred to below), the certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Shareholder Rights Plan Agreement, dated as of August 3, 2004 (the "Rights Agreement"), between the Corporation and Computershare Trust Company of Canada, as rights agent, as the same may be amended or supplemented from time to time in accordance with the terms thereof, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the registered office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be amended or redeemed, may expire, may become void (if, in certain cases, they are "Beneficially Owned" by an "Acquiring Person", as such terms are defined in the Rights Agreement, whether currently held by or on behalf of such Person or any subsequent holder) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.	Jusqu'à l'heure de séparation (définie dans la convention visant les Droits mentionnée ci-dessous), le présent certificat atteste égalément que son porteur jouit de certains Droits stipulés dans une convention visant un régime de droits de souscription des actionnaires intervenue en date du 3 août 2004 ("convention visant les Droits") entre la Société et Société de fiducie Computershare du Canada, á titre d'agent des Droits en sa version pouvant être modifiée ou complétée de temps à autre conformément aux modalités des présentes, convention dont les conditions sont intégrées dans les présentes par renvoi et dont une copie se trouve dans les dossiers tenus au siège social de la Société. Dans certaines circonstances stipulées dans la convention visant les Droits, ces Droits peuvent être modifiés ou rachetés ou peuvent expirer ou devenir nuls (si, dans certains cas, ils sont "détenus a titre de véritable propriétaire" par une "personne faisant une acquisition", selon la définition de ces termes dans la convention visant les Droits, qu'ils soient détenus actuellement par cette personne ou un porteur antérieur ou pour le compte de ceux-ci). Les Droits peuvent aussi être attestés par des certificats distincts et peuvent ne plus être attestés par le présent certificat. La Société postera ou fera poster sans frais une copie de la convention visant les Droits au porteur du présent certificat dès que possible après la réception d'une demande écrite à cet effet.